NEWS RELEASE FOR IMMEDIATE RELEASE	CONTACT: Nicole Ulmer (717) 803-8895 ir@linkbancorp.com

LINKBANCORP, INC. DECLARES QUARTERLY DIVIDEND

May 16, 2022, HARRISBURG, PA—LINKBANCORP, Inc. (OTC Pink: LNKB), announced today that its Board of Directors has declared a quarterly cash dividend of $0.075 per share of common stock to shareholders of record on May 31, 2022, payable on June 15, 2022.

Chief Executive Officer Andrew Samuel commented, “We are grateful for the support of our shareholders and pleased to further our mission of positively impacting lives by again delivering value to them through a regular quarterly dividend.”

ABOUT LINKBANCORP, Inc.

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, The Gratz Bank, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Central and Southeastern Pennsylvania through 10 client solutions centers of The Gratz Bank and LINKBANK, a division of The Gratz Bank. LINKBANCORP, Inc. common stock is traded over the counter (OTC Pink) under the symbol “LNKB”.

1 Due to the merger of LINKBANCORP, Inc. and GNB Financial Services, Inc. effective September 18, 2021, all periods prior to such date represent the results of GNB Financial Services, Inc. as the accounting acquirer in the merger.